Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2025 in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-275939) and related Prospectus of Hornbeck Offshore Services, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New Orleans, Louisiana

November 14, 2025